SVER TERM INSURANCE-2 RIDER
This Rider (“Rider”) becomes a part of the policy to which it is attached (“the Policy”). If the Rider is effective after the Policy Date, the effective date for this Rider will be shown on the Policy Specifications. If the provisions of this Rider and those of the Policy do not agree, the provisions of this Rider will apply. Please read it carefully.
Rider Benefit Summary – This Rider provides term insurance on the Insured under the Policy as long as the Policy is In Force and this Rider has not terminated. The Face Amount of this Rider contributes to the Total Face Amount, and consequently to the Death Benefit, of the Policy. This rider has no Accumulated Value of its own, but affects the Policy’s Accumulated Value because the charges for the Rider are deducted from the Accumulated Value of the Policy.
Insured – As used in this Rider, the “Insured” means the individual covered under the Policy’s Basic Life Coverage, as shown in the Policy Specifications.
Rider Coverage Layer – is a layer of insurance coverage under this Rider. There may be one or more Rider Coverage Layers. Any elective increase in Rider Face Amount will comprise a new Rider Coverage Layer. Each Rider Coverage Layer has its own Face Amount, Risk Class, effective date, and set of charges. The Face Amount, Risk Class, effective date, and set of charges for the initial Rider Coverage Layer are shown in the Policy Specifications. The Face Amount, Risk Class, effective date, and set of charges for any Rider Coverage Layer added at a later time will be shown in a Supplemental Schedule of Coverage sent to you at that time to your last known address.
Rider Face Amount –The Face Amount of this Rider is the sum of the Face Amounts of all Rider Coverage Layers.
Elective Increases in Rider Face Amount – Elective increases in the Face Amount of this Rider are increases that you apply for after the Policy has been issued. Not all policies allow for such increases. If the Policy allows elective increases in Face Amount, then increases in this Rider are also allowed.
You may submit an application to increase the Rider Face Amount. Your application must include Evidence of Insurability satisfactory to us and is subject to our approval. The effective date of the increased Rider Face Amount will be the first Monthly Payment Date on or next following the date all required conditions are met or any other date you request and we approve. We reserve the right to limit increases to one per policy year and to charge a fee, not to exceed $100, to evaluate insurability. Upon approval of any such increase, we will send you a Supplemental Schedule of Coverage, which will include the following information:
•	The increased Rider Face Amount and the effective date of the increase;

•	The Risk Class for the increase;

•	The Maximum Monthly Cost of Insurance Rates applicable to the increase;

•	The Maximum Monthly Coverage Charge for the increase; and

•	If the Guideline Premium Test is used, the new Guideline Premiums.
Decrease in Rider Face Amount – You may decrease the Rider Face Amount, subject to the provisions in the Policy. If there are Coverage Layers with the same effective date, they will be decreased or eliminated in the following order:
•	First, the Face Amount of any other Rider that contributes to the Total Face Amount will be decreased or eliminated;

•	Then, the Face Amount of this Rider will be decreased or eliminated; and

•	Finally, the Face Amount of Basic Life Coverage under the Policy will be decreased.
Charge for this Rider – On each Monthly Payment Date prior to the Monthly Deduction End Date, there is a charge for this Rider equal to the sum of the Rider Coverage Charge and the Rider Cost of Insurance

ICC12 R12SV2	Page 1 of 2

Charge. Such charges may vary by Class, and for the purpose of this Rider, Class includes the Policy form to which this Rider is attached.
Rider Coverage Charge – The Coverage Charge for this Rider is the sum of the Coverage Charge for each Rider Coverage Layer. The Coverage Charge for the initial Rider Coverage Layer will not exceed the Coverage Charge shown in the Policy Specifications. The Coverage Charge for any later Rider Coverage Layer will not exceed the Coverage Charge shown in the Supplemental Schedule of Coverage to be sent to you when the Coverage Layer is added. This charge is based on the Face Amount of the Rider Coverage Layer as of its effective date. The Coverage Charge will not decrease even if the Face Amount of the associated Rider Coverage Layer is decreased.
Rider Cost of Insurance Charge – The Cost of Insurance Charge for this Rider is the sum of the Cost of Insurance Charge for each Rider Coverage Layer. The Cost of Insurance Charge for each Rider Coverage Layer is equal to (1) multiplied by (2), where:
(1) Is the Maximum Monthly Cost of Insurance Rate for the Coverage Layer divided by 1000; and
(2) Is the Net Amount at Risk allocated to the Coverage Layer.
The Net Amount at Risk is allocated proportionately to each Coverage Layer, including each Coverage Layer of other Riders that contribute to the Total Face Amount and each Coverage Layer of Basic Life Coverage under the Policy, according to Face Amount.
Termination Dates – This Rider is effective on the Policy Date unless otherwise stated. It will terminate on the earlier of:
•	Your Written Request; or

•	The date the Policy ceases to be In Force.

[www.PacificLife.com]	[(800) 347-7787]

ICC12 R12SV2	Page 2 of 2

POLICY NUMBER: AAAAAAAAAAA
POLICY SPECIFICATIONS
SUMMARY OF COVERAGES EFFECTIVE ON THE POLICY DATE

SECTIONS FOR OTHER COVERAGES

R12SV2	SVER TERM INSURANCE-2 RIDER

	FACE AMOUNT:	$100,000
	INSURED:	LELAND STANFORD
	SEX AND AGE:	MALE 35
	RISK CLASS:	STANDARD NONSMOKER

PAGE 3.1

TABLE OF COST OF INSURANCE RATES
FOR SVER TERM INSURANCE RIDER
INSURED:                     LELAND STANFORD
MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1000.00 OF NET AMOUNT AT RISK APPLICABLE TO THIS COVERAGE.

POLICY	MONTHLY
YEAR	RATE
1	0.10090
2	0.10670
3	0.11170
4	0.12010
5	0.12840
6	0.13760
7	0.14930
8	0.16350
9	0.17930
10	0.19940
11	0.22110
12	0.24200
13	0.26460
14	0.27790
15	0.29380
16	0.31390
17	0.33900
18	0.37330
19	0.41180
20	0.45950
21	0.51560
22	0.57510
23	0.63890
24	0.69180
25	0.75230
26	0.82540
27	0.91630
28	1.02660
29	1.14970
30	1.27900
31	1.41510
32	1.55240
33	1.68980
34	1.83930
35	1.99170
36	2.17330
37	2.37670
38	2.64820
39	2.93180
40	3.23010
41	3.56140
42	3.92360
43	4.34570
44	4.84010
Page 4.x

TABLE OF COST OF INSURANCE RATES
FOR SVER TERM INSURANCE RIDER
CONTINUED
INSURED:                     LELAND STANFORD
MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1000.00 OF NET AMOUNT AT RISK APPLICABLE TO THIS COVERAGE.

POLICY	MONTHLY
YEAR	RATE
45	5.41330
46	6.04180
47	6.76170
48	7.51460
49	8.33040
50	9.24140
51	10.27540
52	11.43490
53	12.71510
54	14.10520
55	15.59360
56	17.17060
57	18.67330
58	20.26540
59	21.97380
60	23.81220
61	25.79270
62	27.64150
63	29.65380
64	31.85100
65	34.25960
66	36.90860
67	39.06360
68	41.41760
69	43.99540
70	46.82420
71	49.93700
72	53.37330
73	57.18460
74	61.42910
75	66.18210
76	71.53880
77	77.62690
78	83.33330
79	83.33330
80	83.33330
81	83.33330
82	83.33330
83	83.33330
84	83.33330
85	83.33330
86	83.33330
87+	0
Page 4.x

TABLE OF MAXIMUM MONTHLY COVERAGE CHARGES
FOR SVER TERM INSURANCE RIDER
INSURED:                     LELAND STANFORD

POLICY	COVERAGE
YEAR	CHARGE
1	0.00
2	18.21
3	27.32
4	27.32
5	27.32
6	27.32
7	27.32
8	27.32
9	27.32
10	27.32
11	27.32
12	27.32
13	27.32
14	27.32
15	27.32
16	27.32
17	27.32
18	27.32
19	27.32
20	27.32
21	28.14
22	28.99
23	29.86
24	30.75
25	31.67
26	32.63
27	33.61
28	34.61
29	35.65
30	36.72
31	37.83
32	38.96
33	40.13
34	41.34
35	42.58
36	43.86
37	45.17
38	46.53
39	47.93
40	49.37
41	50.85
42	52.37
43	53.95
44	55.57
Page 4.x

TABLE OF MAXIMUM MONTHLY COVERAGE CHARGES
FOR SVER TERM INSURANCE RIDER
CONTINUED
INSURED:                     LELAND STANFORD

POLICY	COVERAGE
YEAR	CHARGE
45	$57.23
46	58.95
47	60.72
48	62.55
49	64.42
50	66.36
51	68.35
52	70.40
53	72.52
54	74.69
55	76.94
56	79.25
57	81.63
58	84.08
59	86.60
60	89.20
61	91.88
62	94.64
63	97.48
64	100.41
65	103.42
66	106.53
67	109.73
68	113.02
69	116.42
70	119.91
71	123.51
72	127.22
73	131.04
74	134.97
75	139.03
76	143.20
77	147.50
78	151.93
79	156.49
80	161.19
81	166.03
82	171.02
83	176.15
84	181.44
85	186.89
86	192.50
87+	0
Page 4.x